EMPLOYMENT AGREEMENT

         This Employment Agreement is entered into as of the 22nd day of March, 2000, between Lucas Educational Systems, Inc. (hereinafter referred to as "Employer"), and Jeffrey R. Gullo (hereinafter referred to as "Employee").

         In consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

         1. Employment. Employer agrees to employ Employee and Employee agrees to serve Employer to perform such duties as may be appointed from time to time by the Board of Directors of the Employer. The Employee's employment shall be upon the terms and conditions hereinafter set forth. During the term of this Agreement, Employee shall be engaged as the President and Chief Executive Officer. Employee's powers and duties in those capacities to be those as set forth in the Bylaws of Employer and the powers and duties customary to such position in similar companies. The Employee shall report to the Board of Directors of the Employer and shall become a member of the Board of Directors of Employer. If Employee is elected or appointed with the Employee's consent to an office with any of Employer's subsidiaries or affiliates during the term of this Agreement, the Employee will serve in such capacity or capacities without additional compensation.

         2. Term.  The  employment  of Employee  hereunder  and this  Employment
Agreement   shall  commence  the  date  hereof  and  shall  continue  in  effect indefinitely until terminated pursuant to Section 7 hereof.

         3. Extent of Services. Employee shall devote Employee's entire productive time, attention, knowledge and skills solely to the business and interest of Employer, and Employer shall be entitled to all of the benefits and profits arising from the work, services and advice of Employee. Employee shall not, during the term of this Agreement, directly or indirectly render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, and whether or not such other person or organization competes with the business of Employer, without the prior written consent of Employer. However, Employee shall be free to spend time during non-business hours on matters of market investment by himself and members of his family.

         4. Conformity to Employer's Systems and Procedures. Employee agrees to follow, obey and observe all of the rules, regulations, policies, procedures and systems of Employer, to observe the workdays and hours as specified by Employer, to work for the best interest of Employer in the business in which it is engaged, and to strive to further the goodwill and professional standing of Employer with its clients, customers and the public generally, to attend to the duties of employment hereunder regularly and not to be absent therefrom except on account of illness or other conditions beyond the control of Employee.

         5. Compensation.

                  5.1 Base Salary. Employer will pay Employee during the Employee's term of service hereunder compensation for the Employee's services (sometimes hereinafter referred to as the "Base Salary"), in the amount of $10,000 per month. Employee's salary will be reviewed at least annually and adjustments made as Employer may determine.

                  5.2 Bonus. An annual bonus of up to 100% of base salary will be paid annually within 90 days after the end of Employer's fiscal year, upon achieving the following targeted amounts of earnings before deduction for interest, taxes, depreciation and amortization ("EBITDA") during each fiscal year during the term of this Agreement (or partial year thereof):

            Annual Fiscal                               Bonus Percentage
                 EBITDA                                  of Base Salary
            ---------------------                       ----------------

            Less than $250,000                                -0-
            $250,000-$749,999                                 25%
            $750,000-$1,249,999                               50%
            $1,250,000-$1,749,999                             75%
            more than $1,750,000                              100%

         The bonus formula shall be subject to review by the Board of Directors from time to time.

                  5.3 Stock Awards. Employee shall receive grants of Employers Common Stock and options to purchase same as follows:

                           5.3.1 Employer shall issue a total of 2,385,000 shares upon execution hereof (based upon the number of shares outstanding on March 1, 2000, referred to herein as "pre-split shares,"), subject to the risk of forfeiture, as follows:

                           (i) 1,130,000 shares will be issued upon execution of
                  this Agreement, subject to forfeiture if the closing of an offering of $1,400,000 of Employer's Series A Convertible Preferred Stock does not occur on or before May 1, 2000; and

                           (ii) 1,255,000 shares will be issued upon execution of this Agreement, subject to forfeiture if all actions to enable the Employer to be ready to receive and fill live orders via the Internet, call center and inbound fax lines are not taken by March 1, 2001; a determination of such readiness will be made by the unanimous approval of the Board of Directors.


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


                           5.3.2 Employer shall issue to Employee a Stock Option
                  Agreement to acquire up to 5,430,000 shares of common stock for an exercise price of $0.061, for an exercise period of ten years, exercisable upon the occurrence of the following vesting events:

                           (i) 1,575,000 shares shall vest upon the first to occur of 48 months of consecutive employment under this Agreement or when the Employer shall report cumulative gross revenue of $2,000,000;

                           (ii) 1,900,000 shares shall vest upon the first to occur of 48 months of consecutive employment under this Agreement or the Company shall report quarterly gross revenue of $1,250,000; and

                           (iii) 1,955,000 shares shall vest upon the passage of
                  36 months of consecutive employment under this Agreement.

                  5.4 Withholding. Employer and Employee each recognize and acknowledge that Employer is obligated to withhold payroll taxes from the salary of Employee, and that Employee shall receive compensation after deduction of all payroll taxes which Employer is required by law to withhold from the compensation of Employee.

         6. Expenses. During the term of employment provided for herein, Employer shall pay or reimburse Employee, in accordance with its standard policy in effect from time to time, upon submission of vouchers by the Employee for all reasonable expenses incurred by the Employee in the interest of Employer's business.

         7. Termination.

                  7.1 Termination Events. Subject to the provisions of Paragraph
         7.2 of this Section, this Agreement shall terminate:

                  7.1.1 Upon death of Employee.

                  7.1.2 At the option of the Employer if Employee shall become disabled and remain disabled for a period of six (6) months. Disability shall be defined as Employee's inability through illness or other cause to perform his normal work load as measured by the twelve (12) months preceding the commencement of such disability. During such disability, Employee shall be compensated in accordance with Employer's standard policy regarding disability.

                  7.1.3 Upon mutual agreement.

                  7.1.4 At any time at the option of Employee.

                  7.1.5. At the Employer's option for any good cause. For purposes of this Section, "good cause" for termination shall mean: (a) the conviction of Employee of any act involving moral turpitude, or (b) any material breach by Employee of any of the terms of, or the failure to perform any covenant contained in, this Agreement.

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


                  7.1.6. By the Employee for "Good Reason." For purposes of this Agreement, "Good Reason" shall mean the occurrence after a Change in Control of any of the events or conditions described in Subsections (1) through (9) hereof:

                  (1)      a change in the Employee's status, title, position or
                           responsibilities         (including         reporting
                           responsibilities) which, in the Employee's reasonable judgment, represents an adverse change from his status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Employee of any duties or responsibilities which, in the Employee's reasonable judgment, are inconsistent with his status, title, position or responsibilities; or any removal of the Employee from or failure to reappoint or reelect him to any of such offices or positions, except in connection with the termination of his employment pursuant to Sections 7.1.1, 7.1.2, 7.1.3, 7.1.4 or 7.1.5, other than Good
                           Reason;

                  (2) a reduction in the Employee's base salary or any failure to pay the Employee any compensation or benefits to which he is entitled within five days of the date due;

                  (3) a failure to increase the Employee's base salary at least annually at a percentage of base salary no less than the average percentage increases (other than increases resulting from the Employee's promotion) granted to the Employee during the three full years ended prior to a Change in Control (or such lesser number of full years during which the Executive was employed);

                  (4) the Employer's requiring the Employee to be based at any place outside 50 miles from the Employee's place of business on the date hereof, except for reasonably required travel on the Employer's business;

                  (5) the failure by the Employer to (a) continue in effect (without reduction in benefit level, and/or reward opportunities) any material compensation or employee benefit plan in which the Employee was participating immediately prior to the Change in Control, unless a substitute or replacement plan has been implemented which provides substantially identical compensation and benefits to the Employee or (b) provide the Employee with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other compensation or employee benefit plan, program and practice as in effect at any time within ninety (90) days preceding the Change in Control Date or at any time thereafter;

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


                  (6) the insolvency or the filing (by any party, including the Employer) of a petition for the bankruptcy of the Employer;

                  (7) any material breach by the Employer of any provisions of this Agreement;

                  (8)      any   purported   termination   of   the   Employee's
                           employment for Cause by the Company which does not comply with the terms of Section 7.1.5.; or

                  (9) the failure of the Employer to obtain an agreement, satisfactory to the Employee, from any successor or assign of the Employer to assume and agree to perform this Agreement.

         Any event or condition described in Section 7.1.6 (1)-(9) which occurs prior to a Change in Control but which the Employee reasonably demonstrates (a) was at the request of a third party who had indicated an intention or taken steps reasonably calculated to effect a Change in Control (a "Third Party"), or
(b) otherwise arose in connection with, or in anticipation of a Change in Control, shall constitute Good Reason for purposes of this Agreement notwithstanding that it occurred prior to the Change in Control. The Executive's right to terminate his employment pursuant to Section 7.1.6 shall not be affected by his incapacity due to physical or mental illness.

                  7.1.7. For any reason other than those set forth in Sections 7.1.1., 7.1.2., 7.1.3., 7.1.4, 7.1.5 or 7.1.6, upon giving Employee 60 days advance notice, or, in lieu thereof, 60 days severance pay.

         7.2 Consequences of Termination.

                  7.2.1. Upon termination by mutual agreement under Section 7.1.3, by the Employee under Section 7.1.4., or for good cause under
         Section 7.1.5, the Employee shall be paid all salary prorated to the date of termination.

                  7.2.2 Upon termination under Section 7.1.1., 7.1.2., 7.1.6. or 7.1.7, Employee(or his estate) shall be entitled to receive (1) severance compensation in lieu of any further compensation after the termination date in a single payment in cash in an amount equal to one year of the Employee's base salary at the highest rate in effect at any time subsequent to the 90th day prior to the termination date; and (2) for eighteen (18) months, the Employer's current cost sharing shall continue on behalf of the Employee and his dependents and beneficiaries in regard to the life insurance, disability, medical, dental and hospitalization benefits provided to the Employee at any time during the 90-day period prior to the termination date.


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


         The amounts provided for in Section 7.2 shall be paid within five days after the Employee's Termination Date. The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment. The severance pay and benefits provided for in Sections
7.2.4 shall be in lieu of any other severance pay to which the Executive may be entitled under any Company severance plan, program or arrangement.

         8. Trade Secrets and Confidential Information. During the term of this Agreement, Employee will have access to customer lists and compilations of information and records specific to and regularly used in the operation of the business of Employer. Employee acknowledges that such information constitutes valuable and confidential information of the Employer. Employee shall not disclose any of the aforesaid private company secrets, directly or indirectly, nor use them in any way, either during the term of this Agreement or after termination of employment. All files, records, electronic and magnetic files, documents, specifications, equipment and similar information relating to the business of Employer, whether prepared by Employee or otherwise coming into Employee's possession, shall remain the exclusive property of Employer and shall not be removed from the premises of Employer except as shall be necessary for Employee to perform Employee's duties under this Agreement. Upon termination of this Agreement for any reason, Employee will deliver all such materials in his possession and all copies thereof to Employer.

         9. Work Product. All elements of proprietary products and intellectual property developed by Employee during the term of this Agreement shall constitute "Exploited Property" under the terms of the Licensing and Royalty Agreement dated August 13, 1997 between the Employer and the Licensor named therein. Any copyrights, trademarks, tradenames or service marks relating to products developed by Employee shall be owned by Licensor and registered in the name of Licensor and shall be subject to the License.

         10. Restrictive Covenants. In consideration of the provision to Employee of the Employer's trade secrets and confidential information, and in order to protect the rights of Employer to its trade secrets, confidential information, and client relationships, the Employee hereby agrees as follows:

                  10.1 Employee agrees that during a period of two (2) years following any termination of employment, Employee shall not be an officer, director, employee, agent or representative, or an owner of more than five percent (5%) of the outstanding capital stock of any corporation, or an owner of any interest in, or employee, agent or representative of, any other form of business association, sole proprietorship or partnership that solicits, hires (whether or not solicited) or otherwise attempts to induce any employees, agents or representatives of Employer to terminate their position as employee, agent or representative therewith.

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


                  10.2 Employee agrees that, during the term of this Agreement and for a period of two (2) years following termination for any reason, Employee shall not, directly or indirectly by being an officer, director, employee, agent, representative or consultant, or a record or beneficial owner of more than five percent of the outstanding capital stock of any corporation or an owner of any interest in, or employee of, any other form of business association, sole proprietorship or partnership, conduct a business in competition with the business conducted by Employer on the date of termination.

                  10.3 In the event that any adjudicative body shall finally hold that this Section 10 constitutes an unreasonable restriction upon Employee, the parties hereby expressly agree that the provisions of this Section 10 shall not be rendered void, but shall apply as to time and territory or to such other extent as such body may indicate constitutes a reasonable restriction under the circumstances involved.

         11. Arbitration. Any controversy between the parties to this Agreement involving the construction or application of any of the terms, covenants or conditions of this Agreement or arising out of any section hereof or any condition in connection with the termination of employment, shall, on the written request of one party served on the other, be submitted to binding arbitration in Dallas, Texas, and such arbitration shall comply with and be governed by the Commercial Arbitration Rules of the American Arbitration Association. Each party hereto shall appoint one person as an arbitrator within 30 days after service of the request for arbitration, and the two arbitrators so chosen shall select a third impartial arbitrator with fifteen days of the date on which the second arbitrator is selected. The arbitrators shall decide all questions presented to them by majority vote. The decision of a majority of the arbitrators shall be final and conclusive on all parties hereto. The expenses of arbitration conducted pursuant to this Section shall be borne by the parties in such proportions as the arbitrators may decide. All parties shall be entitled to be represented by counsel of their choosing throughout the arbitration proceedings.

         12. General Provisions.

                  12.1 Notice. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by certified mail by Employer to the residence of Employee, or by Employee to Employer's principal office.

                  12.2 Assignability. This Agreement and the rights, interests and benefits hereunder shall not be assignable or in any way alienated by Employee. Employer shall have the right of assignment and transfer of its rights hereunder to any successor to the majority of its assets and any such successor shall be bound by the terms hereof.




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


                  12.3 Waiver of Breach. The waiver by Employer or Employee of a breach of any provisions of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach.

                  12.4 Entire Agreement. This instrument contains the entire agreement of the parties. It may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

                  12.5 Attorneys' Fees. In the event that there shall be any litigation or court proceeding with respect to this Agreement or the obligations of the parties hereunder, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs from the other party.

                  12.6  Governing  Law.  This  Employment   Agreement  shall  be
         governed by the laws of the State of Texas.

                  12.7 Survival. Sections 5.4, 7, 8, 9, 10, 11 and 12 shall survive the termination of this Agreement and remain applicable to and enforceable against Employer, Employee, and their respective heirs, personal representatives, successors and assigns.

                  12.8 Definition of Change in Control. For purposes of this Agreement, a "Change in Control" shall mean any one or more of the following events:

                  (a) An acquisition (other than directly from the Employer) of any voting securities of the Employer (the "Voting Securities") by any "Person" (the term person is used for the purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of the combined voting power of the Employer's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or trust forming a part thereof) maintained by (A) the Employer or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Employer (for purposes of this definition, a "Subsidiary" (ii) the Employer or its
                  Subsidiaries, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

                  (b) The Individuals who, as of the date of this Agreement, are members of the Board (the "Incumbent Board"), cease to constitute at least two-third of the members of the Board. Provided, however, that if after the election, or nomination for election by the Employer's common stockholders, if any new director was approved by a vote of at least two-thirds of the

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

                  Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                  (c)  Approval by stockholders of the Employer of:

                           (1) a merger, consolidation or reorganization involving the Employer, unless such a merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Employer where:

                                            (i)   the    stockholders   of   the
                                    Employer,  immediately  before such  merger,
                                    consolidation   or    reorganization,    own
                                    directly or indirectly immediately following
                                    such      merger,      consolidation      or
                                    reorganization, seventy percent (70%) of the
                                    combined  voting  power  of the  outstanding
                                    Voting   Securities   of   the   corporation
                                    resulting from such merger or  consolidation
                                    or     reorganization     (the    "Surviving
                                    Corporation")  in  substantially   the  same
                                    proportion as their  ownership of the Voting
                                    Securities immediately before such merger, consolidation or reorganization,

                                            (ii)   the   individuals   who  were
                                    members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-third of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and

                                            (iii) no Person  other  than (a) the
                                    Employer,   (b)  any  Subsidiary,   (c)  any
                                    employee  benefit plan (or any trust forming
                                    a part thereof)  maintained by the Employer,
                                    the   Surviving   Company,   the   Surviving
                                    Corporation,  or any Subsidiary,  or (d) any
                                    Person  who,   immediately   prior  to  such
                                    merger,  consolidation or reorganization had
                                    Beneficial  Ownership of  fifty-one  percent


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

                                    (51%) or more of the then outstanding Voting
                                    Securities,   has  Beneficial  Ownership  of
                                    fifty-percent (51%) or more of the combined voting power of the Surviving Corporation's then outstanding Voting Securities.

                           (2)      A   plan   of   complete    liquidation   or
                                    dissolution of the Company, or

                           (3) An agreement for the sale or other disposition of all or substantially all of the assets of the Employer to any Person (other than a transfer to a Subsidiary):

                  (d) Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Employer which, by reducing the number of shares Beneficially Owned by Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Employer, and after such share acquisition by the Employer, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

         IN WITNESS WHEREOF, Employer has caused this Employment Agreement to be executed in its corporate name by its corporate officers thereunto duly authorized, and Employee has executed this Employment Agreement.

                                    EMPLOYEE:

                                                   /s/  Jeffrey R. Gullo
                                                   ------------------------
                                                        Jeffrey R. Gullo

                                               Lucas Education Systems, Inc.:


                                               By: /s/  Jerry R. Lucas
                                                   ------------------------
                                                        Jerry R. Lucas, Chairman


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